UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2010 (May 18, 2010)

OPTIMUMBANK HOLDINGS, INC.

(Exact name of registrant as specified in charter)

Florida	000-50755	55-0865043
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2477 East Commercial Boulevard, Fort Lauderdale, FL 33308

(Address of Principal Executive Offices) (Zip Code)

954-776-2332

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 18, 2010, OptimumBank Holdings, Inc. (the “Company”) received a written notice from the Listing Qualifications Staff of The Nasdaq Stock Market (the “Staff”) notifying the Company that it fails to comply with Nasdaq’s Marketplace Rule 5450(b)(1)(A) (the “Rule”) because its stockholders’ equity fell below the minimum $10,000,000 requirement for continued listing on the Nasdaq Global Market. The Company reported stockholders’ equity at March 31, 2010 of $8,182,000. The Company will be provided 45 calendar days, or until July 2, 2010 to submit a plan to regain compliance with the Rule. If the Company’s plan is accepted, the Staff can grant an extension of up to 180 calendar days, or until November 14, 2010, to evidence compliance. In determining whether to accept the Company’s plan, the Staff will consider such things as the likelihood that the plan will result in compliance with Nasdaq’s continued listing criteria, the Company’s past compliance history, the reasons for the Company’ current non-compliance, other corporate events that may occur with the Staff’s review period, the Company’s overall financial condition and its public disclosures. If the Staff does not accept the Company’s plan, the Company may appeal the Staff’s determination to a Hearings Panel. If the Company does not regain compliance within the time period provided by all applicable Staff extensions, Staff will immediately issue a Staff Delisting Determination indicating the date on which the Company’s shares will be suspended unless the Company requests review by a Hearings Panel.

Previously, on January 28, 2010, the Company received a letter from the Staff notifying the Company that it fails to comply with Nasdaq’s minimum market value of publicly held shares (the “MVPHS”) requirement for continued listing on the Nasdaq Global Market set forth in Nasdaq Marketplace Rule 5450(b)(1)(C) which requires companies to maintain a MVPHS of at least $5,000,000. The Company has been provided 180 calendar days, or until June 29, 2010, to regain compliance with the MVPHS requirement or to be delisted.

In addition, on April 28, 2010, the Company received another written notice from the Staff notifying the Company that it fails to comply with the audit committee composition requirement set forth in Nasdaq’s Marketplace Rule 5605 requiring audit committees to have a minimum of three members who meet stringent independence requirements, are financially literate, and one of whom is financial sophisticated. The Company’s audit committee currently has two members, neither of whom has the requisite financial sophistication. The Company has been provided a cure period in order to regain compliance with the audit committee composition requirement until : (a) the earlier of the company’s next annual shareholder’s meeting or April 11, 2011, or (b) if the next annual shareholders’ meeting is held before October 8, 2010, no later than October 8, 2010.

The Company is still exploring its alternatives to delisting, including submission of an application for transfer to the Nasdaq Capital Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTIMUMBANK HOLDINGS, INC.

	By:	/s/ Richard L. Browdy
Dated: May 24, 2010		Richard L. Browdy President and Chief Financial Officer